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                                  EXHIBIT 23.4





The Board of Directors
Peoples First Corporation:

     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        KPMG PEAT MARWICK


                                         /s/ KPMG PEAT MARWICK
                                        ---------------------------------------


St. Louis, Missouri
July 8, 1994